EXHIBIT 99.1
For Immediate Release

PROS Announces Acquisition of SignalDemand

SaaS analytics and optimization solutions extend reach in
resource-based, commodity-driven industries

HOUSTON and SAN FRANCISCO, December 16, 2013 - PROS® (NYSE: PRO), a big data software company, today announced its acquisition of SignalDemand, Inc., a privately held software company headquartered in San Francisco, with approximately 40 professionals. Under the terms of the all-cash transaction, PROS will pay $13.5 million to acquire SignalDemand.

SignalDemand provides predictive and prescriptive analytics and optimization for resource-based and commodity-driven businesses. Through its SaaS-based solutions, SignalDemand delivers real-time recommendations to help companies make price and mix decisions across products, customers and channels. Using patented data science to process thousands of variables, SignalDemand’s solutions enable better day-to-day decision-making for growing sales and profits. SignalDemand partners with leading companies such as IBM and SAP to serve companies in the agri-business, food, chemicals, mill products and wholesale distribution industries. To learn how SignalDemand and its partners enable their customers to outperform, watch this customer success video.

“The acquisition of SignalDemand represents another step in our mission to help customers outperform by providing big data solutions that drive growth,” said PROS President and CEO Andres Reiner. “SignalDemand’s big data applications broaden PROS core offering for companies in resource-based and commodity-driven industries, helping them to better serve their customers in volatile markets with greater confidence and agility.”

Reiner continued: “PROS and SignalDemand share a common culture, with a passion and commitment to customer success and innovation. We welcome SignalDemand’s employees, customers and partners to PROS.”

“PROS and SignalDemand are a natural fit, with our shared belief that big data is an untapped source of growth for many companies,” said SignalDemand CEO Mark Tice. “Our customers and partners will continue to realize great value from our solutions and will benefit from PROS on-going commitment to innovation and customer success.”

Further details, including financial impacts regarding the acquisition, will be provided when the Company reports its fourth quarter and full-year financial results.

To learn more about PROS, visit the website at www.pros.com. To learn more about SignalDemand and how it is helping customers, visit the SignalDemand website.

About SignalDemand
SignalDemand provides predictive analytics and optimization for resource-based and commodity-driven businesses. SignalDemand’s software delivers real-time recommendations to help make price, mix and purchasing decisions across products, customers and channels. SignalDemand's recognition includes being named a finalist among Red Herring’s Top 100 North America most promising private technology ventures in 2013. SignalDemand was the only on-demand pricing company recognized by JMP Securities' "Hot 100" list of private companies. Companies such as BJs, ConAgra, Fonterra, Hormel, JBS, Sobeys and Teys Brothers rely on SignalDemand for immediate and ongoing improvement of financial performance.

About PROS
PROS Holdings, Inc. (NYSE: PRO) is a big data software company that helps customers outperform in their markets by using big data to sell more effectively. We apply 28 years of data science experience to unlock buying patterns and preferences within transaction data to reveal which opportunities are most likely to close, which offers are most likely to sell and which prices are most likely to win. PROS offers big data solutions to optimize sales, pricing, quoting, rebates and revenue management across more than 30 industries. PROS has completed over 600 implementations of its solutions in more than 50 countries. The PROS team comprises more than 700 professionals around the world. To learn more, visit www.pros.com.

Forward-looking Statements
This press release contains forward-looking statements, including statements about future financial and operating results. These forward-looking statements may be identified by words such as “believe,” “expects,” “anticipates,” “projects,” “intends,” “should,” “would,” “estimates,” or similar expressions. Such statements are based upon current beliefs and expectations and are subject to significant risks and uncertainties. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements. Further, forward-looking statements speak only as of the date they are made, and PROS does not undertake any obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless required by law.
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Media Contacts:
Yvonne Donaldson, PROS
ydonaldson@pros.com
713-335-5310
Meghan Keough, SignalDemand
meghan.keough@signaldemand.com
(415) 283-3000 x597

PROS Investor Contact:
Staci Strauss-Mortenson
staci.mortenson@icrinc.com
646-277-1200